Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FIRST QUARTER

NASHVILLE, Tennessee, May 3, 2018 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2018. The Company reported net income of $9.2 million or $0.07 per diluted common share for the quarter. Normalized FFO for the three months ended March 31, 2018 totaled $49.0 million, or $0.40 per diluted common share.

Salient quarterly highlights include:

•	For the trailing twelve months ended March 31, 2018, same store revenue grew 3.1%, operating expenses increased 2.3%, and same store cash NOI grew 3.5%:

◦	Same store revenue per average occupied square foot increased 2.7%.

◦	Average same store occupancy increased 30 basis points to 89.4% from 89.1%.

•	Four predictive growth measures in the same store multi-tenant portfolio:

◦	In-place contractual rent increases averaged 2.81%, up from 2.72% a year ago.

◦	Weighted average cash leasing spreads were 5.2% on 247,000 square feet renewed:

•	6% (<0% spread)

•	9% (0-3%)

•	49% (3-4%)

•	36% (>4%)

◦	Tenant retention was 81.5%.

◦	The average yield on renewed leases increased 60 basis points.

•	Leasing activity in the first quarter totaled 463,000 square feet related to 128 leases:

◦	316,000 square feet of renewals

◦	147,000 square feet of new and expansion leases

•
In April, the Company sold seven properties in Roanoke, Virginia for approximately $46.2 million pursuant to the exercise of a fixed-price purchase option. The Company recognized approximately $1.5 million of NOI from these properties during the three months ended March 31, 2018.

•	A dividend of $0.30 per common share was declared, which is equal to 75.0% of normalized FFO per share.

•	Dividends paid as a percentage of funds available for distribution were 93.8% for the first quarter.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of March 31, 2018, the Company owned 196 real estate properties in 27 states

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totaling 14.5 million square feet and was valued at approximately $4.8 billion. The Company provided leasing and property management services to 10.9 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2017 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release appears beginning on page 5.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)

ASSETS
	3/31/2018	12/31/2017
Real estate properties:
Land	$201,090	$201,283
Buildings, improvements and lease intangibles	3,600,826	3,601,460
Personal property	10,205	10,314
Construction in progress	14,990	5,458
Land held for development	20,123	20,123
Total real estate properties	3,847,234	3,838,638
Less accumulated depreciation and amortization	(924,304)	(897,430)
Total real estate properties, net	2,922,930	2,941,208
Cash and cash equivalents	3,796	6,215
Assets held for sale and discontinued operations, net	36,118	33,147
Other assets, net	220,576	213,015
Total assets	$3,183,420	$3,193,585

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes and bonds payable	$1,306,951	$1,283,880
Accounts payable and accrued liabilities	62,318	70,995
Liabilities of properties held for sale and discontinued operations	201	93
Other liabilities	49,402	48,734
Total liabilities	1,418,872	1,403,702
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 shares authorized; 125,198 and 125,132 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1,252	1,251
Additional paid-in capital	3,175,809	3,173,429
Accumulated other comprehensive loss	(639)	(1,299)
Cumulative net income attributable to common stockholders	1,027,528	1,018,348
Cumulative dividends	(2,439,402)	(2,401,846)
Total stockholders' equity	1,764,548	1,789,883
Total liabilities and stockholders' equity	$3,183,420	$3,193,585

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Income (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues
Rental income	$110,229	$102,709
Other operating	1,895	1,935
	112,124	104,644
Expenses
Property operating	41,818	37,852
General and administrative	9,101	8,694
Acquisition and pursuit costs	277	586
Depreciation and amortization	39,573	34,452
Bad debts, net of recoveries	—	66
	90,769	81,650
Other income (expense)
Gain on sales of real estate assets	—	23,408
Interest expense	(12,668)	(14,272)
Impairment of real estate asset	—	(323)
Interest and other income, net	493	38
	(12,175)	8,851

Net Income	$9,180	$31,845
Basic earnings per common share:
Net income	$0.07	$0.28
Diluted earnings per common share:
Net income	$0.07	$0.28
Weighted average common shares outstanding - basic	123,257	114,675
Weighted average common shares outstanding - diluted	123,348	115,507

(1)
The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO, Normalized FFO and FAD
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net income	$9,180	$31,845
Gain on sales of real estate assets	—	(23,408)
Impairments of real estate assets	—	323
Real estate depreciation and amortization	40,003	35,555
Total adjustments	40,003	12,470
Funds from operations	$49,183	$44,315
Acquisition and pursuit costs (1)	277	586
Forfeited earnest money received	(466)	—
Normalized funds from operations	$48,994	$44,901
Non-real estate depreciation and amortization	1,466	1,355
Provision for bad debt, net	—	66
Straight-line rent receivable, net	(1,330)	(1,595)
Stock-based compensation	2,822	2,614
Non-cash items	2,958	2,440
2nd generation TI	(5,867)	(5,277)
Leasing commissions paid	(1,851)	(1,584)
Capital additions	(4,184)	(2,520)
Funds available for distribution	$40,050	$37,960
Funds from operations per common share - diluted	$0.40	$0.38
Normalized funds from operations per common share - diluted	$0.40	$0.39
FFO weighted average common shares outstanding - diluted (2)	123,984	115,507

(1)	Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.

(2)	Diluted weighted average common shares outstanding for the three months ended March 31, 2018 includes the dilutive effect of nonvested share-based awards outstanding of 635,872 shares.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO, Normalized FFO and FAD
(amounts in thousands, except per share data)
(Unaudited)

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") and FAD per share to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of leasing commissions), and after adjustments for unconsolidated partnerships and joint ventures.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

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